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                                                                      EXHIBIT 21


                         Subsidiaries of the Registrant


                                             Jurisdiction of Organization
Name of Subsidiary                                or Incorporation
------------------                           ----------------------------

I.G.K. Industries, Inc.                                Michigan

Interface Systems International, Ltd.                  England

Scitronix Corporation                                  Michigan